UNION CARBIDE
News Release







CONTACT:  Ivana S. Tibbetts
          (203) - 794-7027


            UNION CARBIDE ANTICIPATES LOWER 3RD QUARTER EARNINGS


     DANBURY, Conn., Oct. 12 -- Union Carbide Corporation (UCC) today reported, based on preliminary results, that earnings for the third quarter of 2000 will be about $0.20 per diluted share, compared to $0.36 per diluted share (before inclusion of a $0.21 per share gain from a litigation settlement) in the third quarter of 1999.
     According to UCC Chairman and CEO William H. Joyce, margins and earnings were adversely affected by high raw material and energy costs, which continued to rise through August and September, combined with decreases from second quarter levels in average selling prices for polyethylene and ethylene glycol. Compared to last year's third quarter, improved earnings from companies carried at equity were largely offset by declines in partnership income. Dr. Joyce also noted that September sales volumes and revenues were weaker than had been anticipated.
      Union Carbide will release a detailed earnings report on Monday, October 30th.
                                   - END -

2000
P3-01-012